UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2016

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55016	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

655 Montgomery Street, Suite 900 San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 29, 2016, Cutanogen Corporation (“Cutanogen”), a wholly owned subsidiary of Amarantus BioScience Holdings, Inc. (the “Company”) issued a 10% Original Issue Discount Senior Promissory Note (the “Secured Note”) to an institutional investor in the principal amount $250,000.

The Secured Note matures on June 30, 2017 and shall accrue interest at a rate equal to 12% per annum. The Secured Note contain certain customary Events of Default (including, but not limited to, default in payment of principal or interest thereunder, a material breach of any transaction document or any other material agreement to which Cutanogen is a party. Upon the occurrence of any such Event of Default 130% of outstanding principal amount of the Secured Note, plus accrued but unpaid interest, liquidated damages, and other amounts owing in respect thereof through the date of acceleration, shall become. Upon any Event of Default that results in acceleration of the Secured Note, the interest rate on the Secured Note shall accrue at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law.

Cutanogen’s obligations under the Secured Note are secured by a security interest in the assets of Cutanogen (the “Security Agreement”) and its subsidiaries and guaranteed by the Company (the “Parent Guarantee”).

The foregoing summaries of the Secured Note, Security Agreement and Parent Guarantee do not purport to be complete and are qualified in their entirety by reference to the copies of the Secured Note, Security Agreement and Parent Guarantee that are expected to be filed with the SEC as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2016.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01.	Other Events.

On June 27, 2016, the Company’s contract manufacturer for its Engineered Skin Substitute ("ESS" or "Permaderm(tm)") program notified the Company’s management of the need to perform retraining of key personnel prior to opening the Phase 2 clinical study with the U.S. Army. The retraining is expected to take approximately 3-5 weeks.

On June 30, 2016, the Company entered into a non-binding Letter of Intent (the "LOI) with a commercial-stage wound-care company to form a joint venture (the "JV") for the further development of the Permaderm program. Under the terms of the LOI, the parties have exclusivity of negotiations for a period 30 days to enter into definitive agreements as it relates to the JV (the "Exclusivity Period"). The Exclusivity Period may be extended upon mutual consent of the parties.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: July 1, 2016	By:	/s/ Gerald E. Commissiong
	Name:	Gerald E. Commissiong
	Title:	Chief Executive Officer

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